UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

CEDAR SHOPPING CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-31817 (Commission File Number)	42-1241468 (IRS Employer Identification No.)

44 South Bayles Avenue
Port Washington, New York 11050
(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Cedar Shopping Centers, Inc. (the “Company”) has entered into an employment agreement, effective June 15, 2011, with Bruce J. Schanzer to serve as Chief Executive Officer of the Company.  Mr. Schanzer’s employment is also discussed below in Item 5.02 of this Current Report on Form 8-K.

The agreement provides for an annual base salary of $800,000, subject to annual discretionary increases.  Mr. Schanzer will participate in the Company’s annual bonus plan for senior executive officers.  In addition, Mr. Schanzer will receive a long-term incentive compensation grant of 2,500,000 shares of restricted common stock, one-half of which will vest on the 7th anniversary of the date of grant if Mr. Schanzer is employed by the Company on such date, with the balance vesting on the 7th anniversary of the date of grant if Mr. Schanzer is still employed and the Company’s total stockholder return for such seven years averages 6.5% or more per year.  The grant of such stock is subject to stockholders of the Company approving appropriate amendments to the Company’s 2004 Stock Incentive Plan or adopting a new plan.  Pending such approval, Mr. Schanzer will receive a grant of 250,000 restricted shares on the effective date of employment and on each January 2 thereafter.

The agreement is for seven years.  If Mr. Schanzer’s employment is terminated by the Company without cause or by Mr. Schanzer for good reason, he will be entitled to receive a lump sum cash payment equal to two and one-half times his annual base salary and the average annual bonus for the preceding two years, his health insurance benefits will be continued for 12 months and the vesting of all restricted stock will be accelerated.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2011, the Company announced that Bruce J. Schanzer has agreed to join the Company as Chief Executive Officer.  In this capacity he will succeed Leo S. Ullman who has resigned as a director and Chairman of the Board, President and Chief Executive Officer of the Company effective June 15, 2011.  The material terms of the agreement with Mr. Schanzer are described in Item 1.01 of this Current Report on Form 8-K.

Mr. Schanzer, age 42, has been employed by Goldman Sachs & Co. since 2007, with his most recent position being a Managing Director in Real Estate Investment Banking.  From 2001 to 2007, Mr. Schanzer was employed by Merrill Lynch, with his last position being Vice President in Real Estate Investment Banking.  Earlier in his career, Mr. Schanzer practiced real estate law for six years in New York.  Mr. Schanzer received his MBA from the University of Chicago, J.D. from Benjamin N. Cardozo School of Law, where he was a member of the Law Review, and Bachelor of Arts in Political Science from Yeshiva University.

There are no other arrangements or understandings between Mr. Schanzer and any other persons pursuant to which Mr. Schanzer was appointed as an executive officer.  Mr. Schanzer has no family relationships with any executive officer or director of the Company, and there are no relationships or transactions for Mr. Schanzer that are reportable pursuant to Item 404(a) of Regulation S-K.

Further details regarding the appointment can be found in a copy of the press release that is furnished with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated June 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2011

CEDAR SHOPPING CENTERS, INC.

By:	/s/ Brenda J. Walker
Brenda J. Walker
Vice President

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 1, 2011